LIMITED POWER OF ATTORNEY

State of Missouri)

                 )ss

County of Jackson)

I, Adam J. Godderz, the undersigned, effective as of the date hereof,

and to continue until I am no longer subject to Section 16 reporting,

do hereby constitute and appoint Julie D. Powell, my true and lawful attorney-in-fact, solely for the purpose of preparing and executing

Forms 3, 4 and 5 for and on my behalf and filing such Forms with the

Securities and Exchange Commission and the New York Stock Exchange in

compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with holdings of and transactions in securities or derivative securities of Kansas City

Southern.

I acknowledge that my appointment of this attorney-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities

Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this

7th day of January, 2019.

/s/ Adam J. Godderz

Adam J. Godderz

Personally appeared the above-named Adam J. Godderz and acknowledged the above Limited Power of Attorney to be his free act and deed.

IN WITNESS WHEREOF, I hereunto set my seal this 7th day of

January, 2019.

/s/ Barbara L. Blevins

Notary Public

My Commission Expires:

October 4, 2019